UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 15, 2010 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-402-1000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2010, athenahealth, Inc. (the “Company”) elected David E. Robinson to the Board of Directors to serve as a Class II director, holding office until the annual meeting of the Company’s stockholders in 2012 or until his earlier death, resignation, or removal. Mr. Robinson will serve on the Litigation Committee of the Board of Directors. Under the Company’s director compensation plan, Mr. Robinson will receive $3,000 for each board or committee meeting attended in-person and $1,000 for each board or committee meeting attended by phone. As previously reported on a Form 3 filed with the Securities and Exchange Commission on March 23, 2009, Mr. Robinson’s stock option granted on March 2, 2009, will continue to vest subject to his continued relationship with the Company.
Mr. Robinson served the Company as Executive Advisor from July 2010 to December 2010 and Executive Vice President and Chief Operating Officer from February 2009 through June 2010. Prior to joining the Company, Mr. Robinson served as the Executive Vice President of SunGard Data Systems Inc., a global leader in software and processing solutions for financial services, higher education, and the public sector, which position he held from 2002 to 2004. Mr. Robinson served as Senior Vice President of SunGard from 2000 to 2002, as a Group CEO of SunGard Investment Systems from 1997 to 2000, and as President of SunGard Investment Systems from 1993 to 1997. Mr. Robinson holds an M.B.A. from the University of Chicago, a Masters in Chemical Engineering from the University of Rochester, and a Bachelor of Science in Chemical Engineering from Carnegie Mellon University.
A copy of the press release announcing Mr. Robinson’s appointment is attached hereto as Exhibit 99.1.
On December 16, 2010, the Company announced at its Third Annual Investor Summit that Robert M. Hueber has made the personal decision to step away from the sales leader and quota carrying role within the Company. Effective as of January 1, 2011, Mr. Hueber will serve as the leader of the Company’s sales training and development efforts, which will allow him to focus on training and enhancing the quality of the sales team the Company puts in front of its prospects and customers. Mr. Hueber’s initial role will be to focus all of his attention to managing the transition. In light of Mr. Hueber’s decision, the Company simultaneously announced the promotion of Mr. William J. Conway, currently Vice President of Small Group Sales, to the position of Senior Vice President of Sales, also effective as of January 1, 2011, and the Company’s intent to hire a new Senior Vice President of Enterprise Segment, who will be responsible for enterprise sales and relationship management. Mr. Hueber will oversee the transition of the Company’s enterprise sales efforts to the successful candidate for this new position.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on December 16, 2010, furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

December 16, 2010	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
SVP, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by athenahealth, Inc. on December 16, 2010, furnished herewith.